Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, A. Brian Davis, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report of Tengion, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 24, 2012
/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer
(Principal Financial and Accounting Officer)